As filed with the Securities and Exchange Commission on May 17, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RENAISSANCERE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-0141974
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

Renaissance House

12 Crow Lane

Pembroke HM 19

Bermuda

(Address of Principal Executive Offices)

RenaissanceRe Holdings Ltd.

First Amended and Restated 2016 Long-Term Incentive Plan

(Full title of the plan)

RenaissanceRe Finance Inc.

140 Broadway

Suite 4200

New York, NY 10005

(212) 238-9600

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Sean M. Ewen, Esq. Michael A. Katz, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019-6099 (212) 728-8000	Shannon Lowry Bender, Esq. Senior Vice President, Group General Counsel and Corporate Secretary RenaissanceRe Holdings Ltd. 12 Crow Lane Pembroke HM 19 Bermuda (441) 295-4513

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by RenaissanceRe Holdings Ltd. (the “Registrant”) to register an additional 1,185,092 common shares, par value $1.00 per share (“Common Shares”), of the Registrant, which may be issued under the Registrant’s First Amended and Restated 2016 Long-Term Incentive Plan (the “Plan”), which was amended and restated on February 4, 2022 to, among other things, increase the number of Common Shares reserved for issuance thereunder, which amendment and restatement has been approved by the Registrant’s shareholders.

Pursuant to the Registration Statement on Form S-8 (Registration No. 333-211398) filed by the Registrant on May 16, 2016 (the “Prior Registration Statement”), the Registrant previously registered an aggregate of 1,875,000 Common Shares (as adjusted to reflect all stock splits and stock dividends to date). The additional Common Shares being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statement and represent an increase in the total shares available for issuance under the Plan by 925,000 and 260,092 additional shares that became available for issuance under the Plan as a result of the expiration, cancellation, forfeiture, settlement in cash or other termination of awards under the Registrant’s 2001 Stock Incentive Plan or the Registrant’s 2010 Performance Based Equity Incentive Plan without delivery to the grantee of the full number of Common Shares to which the awards related. The contents of the Prior Registration Statement, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof or otherwise, are incorporated herein by reference in accordance with General Instruction E to Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference

The following documents, filed with the Securities and Exchange Commission (the “Commission”) by the Registrant, are incorporated by reference into this Registration Statement:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 4, 2022;

(b) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 4, 2022;

(c) the Registrant’s Current Reports on Form 8-K, filed with the Commission on February  8, 2022 and May 17, 2022, and the Registrant’s amended Current Report on Form 8-K/A, filed with the Commission on February 4, 2022; and

(d) the description of the Common Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 00026512), filed with the Commission on July 24, 1995, including any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all documents, reports and definitive proxy or information statements filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Registrant expressly provides to the contrary that such document or information is incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 8.	Exhibits

The following Exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Conyers Dill & Pearman Limited (filed herewith)

23.1	Consent of Ernst & Young Ltd. (filed herewith)

23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)

99.1	RenaissanceRe Holdings Ltd. First Amended and Restated 2016 Long-Term Incentive Plan, incorporated by reference to Appendix B to RenaissanceRe Holdings Ltd.’s Definitive Proxy Statement, filed with the Commission on March 28, 2022

107	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke, Bermuda, on the 17th day of May, 2022.

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Kevin J. O’Donnell
Kevin J. O’Donnell President, Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned officers and directors of RenaissanceRe Holdings Ltd. hereby severally constitute and appoint Robert Qutub, James C. Fraser, Shannon L. Bender and Molly E. Gardner, and each of them, attorneys-in-fact for the undersigned, in any and all capacities, with the power of substitution, to sign any amendments to this Registration Statement (including post-effective amendments) and any subsequent registration statement for offerings under this Registration Statement which may be filed pursuant to Rule 462(b) under the Securities Act, and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name		Title	Date

By:	/s/ Kevin J. O’Donnell Kevin J. O’Donnell	President, Chief Executive Officer and Director (Principal Executive Officer)	May 17, 2022

By:	/s/ Robert Qutub Robert Qutub	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 17, 2022

By:	/s/ James C. Fraser James C. Fraser	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 17, 2022

By:	/s/ James L. Gibbons James L. Gibbons	Director	May 17, 2022

By:	/s/ David C. Bushnell David C. Bushnell	Director	May 17, 2022

By:	/s/ Brian G. J. Gray Brian G. J. Gray	Director	May 17, 2022

By:	/s/ Shyam Gidumal Shyam Gidumal	Director	May 17, 2022

By:	/s/ Duncan P. Hennes Duncan P. Hennes	Director	May 17, 2022

By:	/s/ Henry Klehm III Henry Klehm III	Director	May 17, 2022

By:	/s/ Valerie Rahmani Valerie Rahmani	Director	May 17, 2022

Name		Title	Date

By:	/s/ Carol P. Sanders Carol P. Sanders	Director	May 17, 2022

By:	/s/ Anthony M. Santomero Anthony M. Santomero	Director	May 17, 2022

By:	/s/ Cynthia Trudell Cynthia Trudell	Director	May 17, 2022

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement in the City of Pembroke, Bermuda, on May 17, 2022.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Robert Qutub
Robert Qutub
Executive Vice President and Chief Financial Officer
RenaissanceRe Finance Inc.